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                                                                 Exhibit 99





Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release

                   OHIO CASUALTY CORPORATION FILES FORM S-3
              RELATED TO OUTSTANDING CONVERTIBLE NOTES DUE 2022

FAIRFIELD, Ohio, - May 17, 2002 - Ohio Casualty Corporation (NASDAQ: OCAS) filed today with the Securities and Exchange Commission a Registration Statement on Form S-3 registering its currently outstanding 5.00% Convertible Notes due March 19, 2002 and the common shares issuable upon conversion of the notes. Theses notes, aggregate principal amount of $201,250,000, are convertible into common shares of Ohio Casualty upon the occurrence of certain conditions at a conversion rate of 44.2112 shares per note which is equal to a conversion price of $22.62 per share. This offering is being made by the securityholders listed in the prospectus which is a part of the registration statement and not by Ohio Casualty. When the registration statement is declared effective, it will cover the resale of the securities by the securityholders listed in the prospectus. Copies of the prospectus, when available, may be obtained by contacting Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: General Counsel.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be resold publicly nor may offers from the public to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.